Exhibit 99.3 ASH 2018 MEDALIST & BELIEVE Phase 3 Trial Presentation Highlights December 3, 2018

ASH 2018 Call Agenda Introduction Welcome/Agenda – Todd James, IRC Luspatercept and ASH 2018 Overview – Habib Dable MEDALIST Phase 3 Trial Results Phase 3 Results Alan F. List, M.D. – Moffitt Cancer Center BELIEVE Phase 3 Trial Results Maria Domenica Cappellini, M.D. – University of Milan Summary/Closing Luspatercept and ASH 2018 Summary - Habib Dable Q&A 2

Acceleron Forward-Looking Statements THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS ABOUT THE COMPANY’S STRATEGY, FUTURE PLANS and prospects, including statements regarding the development of the Company's compounds, the timeline for clinical development and regulatory approval of the Company’s compounds and the expected timing for reporting of data from ongoing clinical trials. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INCLUDED IN THE FORWARD-LOOKING STATEMENTS DUE to various factors, risks and uncertainties, including, but not limited to, that preclinical testing of the Company's compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that the results of any clinical trial may not be predictive of the results or success of other clinical trials of the same product candidate, that the development of the Company's compounds will take longer and/or cost more than planned, that the Company, or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of the Company’s compounds, that the Company, or Celgene, may be delayed in initiating, enrolling or completing any clinical trials, and that the Company's compounds will not receive regulatory approval or become commercially successful products. These and other risks and uncertainties are identified under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K, and other filings that the Company has made and may make with the SEC in the future. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESENTATION ARE BASED ON MANAGEMENT’S CURRENT views, plans, estimates, assumptions and projections with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements. 3

Habib Dable Chief Executive Officer

Building a Platform Treatment for Anemia with Luspatercept Phase 1 Phase 2 Phase 3 Hematology Luspatercept MEDALIST Phase 3 Trial Myelodysplastic Syndromes (MDS) COMMANDS Phase 3 Trial BELIEVE Phase 3 Trial Beta-Thalassemia BEYOND Phase 2 Trial MF Phase 2 Myelofibrosis (MF) Phase 2 Base/Extension MDS/Beta-Thalassemia Additional indications being evaluated and prioritized for future clinical trials 5

MEDALIST and BELIEVE Phase 3 Trial Presentations ƒ Session: Plenary Scientific Session ƒ Session: Thalassemia Globin Gene Regulation: Clinical ƒ Date: Sunday, December 2nd ƒ Date: Saturday, December 1st 6

Alan F. List, M.D. President and CEO of Moffitt Cancer Center, Senior member in the Department of Malignant Hematology and the Experimental Therapeutics Program; Professor of Internal Medicine and Oncology at the University of South Florida Morsani College of Medicine 7

American Society *of* Hematology
Helping hematologists conquer blood diseases worldwide



The MEDALIST Trial: Results of a Phase 3, Randomized, Double-Blind, Placebo-Controlled Study of Luspatercept to Treat Patients With Very Low-, Low-, or Intermediate-Risk Myelodysplastic Syndromes (MDS) Associated Anemia With Ring Sideroblasts (RS) Who Require Red Blood Cell (RBC) Transfusions

Pierre Fenaux, Uwe Platzbecker, Ghulam J. Mufti, Guillermo Garcia-Manero, Rena Buckstein, Valeria Santini, María Díez-Campelo, Carlo Finelli, Mario Cazzola, Osman Ilhan, Mikkael A. Sekeres, José F. Falantes, Beatriz Arrizabalaga, Flavia Salvi, Valentina Giai, Paresh Vyas, David Bowen, Dominik Selleslag, Amy E. DeZern, Joseph G. Jurcic, Ulrich Germing, Katharina S. Götze, Bruno Quesnel, Odile Beyne-Rauzy, Thomas Cluzeau, Maria Teresa Voso, Dominiek Mazure, Edo Vellenga, Peter L. Greenberg, Eva Hellström-Lindberg, Amer M. Zeidan, Abderrahmane Laadem, Aziz Benzohra, Jennie Zhang, Anita Rampersad, Peter G. Linde, Matthew L. Sherman, Rami S. Komrokji, Alan F. List

MEDALIST Trial Background and Rationale • Patients with lower-risk (LR)a transfusion-dependent MDS have a poorer prognosis, with greater risk of progression to AML and inferior overall survival compared with patients with transfusion-independent MDS • RBC transfusion-dependent LR, non-del(5q) MDS patients have a transient response to ESAs, with an attendant risk of iron overload and secondary organ complications • Few treatment options exist for the large number of patients with LR MDS who are either refractory to or become unresponsive to ESAs1 a IPSS-R-defined criteria. AML, acute myeloid leukemia; ESA, erythropoiesis-stimulating agent; IPSS-R, revised International Prognostic Scoring System; MDS, myelodysplastic syndromes; RBC, red blood cell. 1. Fenaux P, and Adès L. Blood. 2013;121:4280-4286.

MEDALIST Trial
Luspatercept

- Luspatercept is a first-in-class erythroid maturation agent that neutralizes select TGF-β superfamily ligands to inhibit aberrant Smad2/3 signaling and enhance late-stage erythropoiesis in MDS models[1]
- In a phase 2 study in LR, non-del(5q) MDS, luspatercept yielded a high frequency of transfusion reduction or RBC-TI in patients with MDS-RS vs other subtypes[2]



Luspatercept
ActRIIB / IgG1 Fc recombinant fusion protein
Modified extracellular domain of ActRIIB
Human IgG1 Fc domain



TGF-β superfamily ligand
ActRIIB
Cytoplasm
P
Smad2/3
Complex
Nucleus
Erythroid maturation

ActRIIB, human activin receptor type IIB; IgG1 Fc, immunoglobulin G1 fragment crystallizable; RBC-TI, red blood cell transfusion independence; RS, ring sideroblasts; TGF-β, transforming growth factor beta.

1. Suragani RN, et al. Nat Med. 2014;20:408-414;
2. Platzbecker U, et. A. Lancet Oncol. 2017; 18:1338.

American Society of Hematology

MEDALIST Trial

Study Design – A Randomized, Double-Blind, Placebo-Controlled, Phase 3 Study

Patient Population

- MDS-RS (WHO): ≥ 15% RS or ≥ 5% with *SF3B1* mutation
- < 5% blasts in bone marrow
- No del(5q) MDS
- IPSS-R Very Low-, Low-, or Intermediate-risk
- Prior ESA response
  - Refractory, intolerant
  - ESA naive: EPO > 200 U/L
- Average RBC transfusion burden ≥ 2 units/8 weeks
- No prior treatment with disease-modifying agents (e.g. iMIDs, HMAs)

Randomize 2:1

Luspatercept 1.0 mg/kg (s.c.) every 21 days
n = 153

Dose titrated up to a maximum of 1.75 mg/kg

Placebo (s.c.) every 21 days
n = 76

Disease & Response Assessment week 24 & every 6 months
Treatment discontinued for lack of clinical benefit or disease progression per IWG criteria; no crossover allowed

Subjects followed ≥ 3 years post final dose for AML progression, subsequent MDS treatment and overall survival

Data cutoff: May 8, 2018 Includes last subject randomized + 48 weeks.
EPO, erythropoietin; HMA, hypomethylating agent; iMID, immunomodulatory drug; IWG, International Working Group; s.c., subcutaneously; *SF3B1*, splicing factor 3b subunit 1; WHO, World Health Organization.

American Society *of* Hematology

MEDALIST Trial
Study Endpoints

Primary endpoint:
- Red blood cell transfusion independence ≥ 8 weeks (weeks 1–24)

Key secondary endpoints:
- Red blood cell transfusion independence ≥ 12 weeks (weeks 1–24)
- Red blood cell transfusion independence ≥ 12 weeks (weeks 1–48)

Additional secondary endpoints:
- HI-E (IWG 2006 criteria[1]) for any consecutive 56-day period
  - Reduction in red blood cell transfusion burden ≥ 4 RBC units/8 weeks[a] or
  - Mean Hb increase of ≥ 1.5 g/dL/8 weeks[b]
- Duration of response
- Hb change from baseline

[a] In patients with baseline RBC transfusion burden ≥ 4 units/8 weeks. [b] In patients with baseline RBC transfusion burden < 4 units/8 weeks.
Hb, hemoglobin; HI-E, hematological improvement–erythroid.

1. Cheson BD, et al. Blood. 2006;108:419-425.

American Society of Hematology

MEDALIST Trial Demographics and Baseline Disease Characteristics Luspatercept Placebo Characteristic (n = 153) (n = 76) Age, median (range), years 71 (40–95) 72 (26–91) Male, n (%) 94 (61.4) 50 (65.8) Time since original MDS diagnosis, median (range), months 44.0 (3–421) 36.1 (4–193) WHO classification RCMD-RS, n (%) 145 (94.8) 74 (97.4) RBC transfusion burden, median (range), units/8 weeksa 5 (1–15) 5 (2–20) ≥ 6 units/8 weeks, n (%) 66 (43.1) 33 (43.4) < 6 units/8 weeks, n (%) 87 (56.9) 43 (56.6) Pre-transfusion Hb, median (range), g/dL 7.6 (6–10) 7.6 (5–9) IPSS-R risk categoryb Very Low, Low, n (%) 127 (83.0) 63 (82.9) Intermediate, n (%) 25 (16.3) 13 (17.1) SF3B1 mutation, n (%) 141 (92.2) 65 (85.5)c Serum EPO < 200 U/L, n (%) 88 (57.5)c 50 (65.8) ≥ 200 U/L, n (%) 64 (41.8)c 26 (34.2) a In the 16 weeks prior to randomization. b 1 (0.7%) patient in the luspatercept arm was classified as IPSS-R High-risk. c Data were missing for 1 patient. RCMD-RS, refractory cytopenia with multilineage dysplasia with RS.

MEDALIST Trial Primary Endpoint: Red Blood Cell Transfusion Independence ≥ 8 Weeks Luspatercept Placebo RBC-TI ≥ 8 weeks (n = 153) (n = 76) Weeks 1–24, n (%) 58 (37.9) 10 (13.2) 95% CI 30.2–46.1 6.5–22.9 P valuea < 0.0001 a Cochran–Mantel–Haenszel test stratified for average baseline RBC transfusion requirement (≥ 6 units vs < 6 units of RBCs/8 weeks) and baseline IPSS-R score (Very Low or Low vs Intermediate). CI, confidence interval.

MEDALIST Trial

Primary Endpoint: Subgroup Analysis

	Luspatercept, n (%)	Placebo, n (%)	OR (95% CI)	*P* Value
Overall	58/153 (37.9)	10/76 (13.2)	5.06 (2.28–11.3)	< 0.0001
Average baseline RBC transfusion requirement				
≥ 6 units/8 weeks	6/66 (9.1)	1/33 (3.0)	3.20 (0.37–27.7)	0.2699
< 6 units/8 weeks	52/87 (59.8)	9/43 (20.9)	5.61 (2.40–13.1)	< 0.0001
4 to < 6 units/8 weeks	15/41 (36.6)	1/23 (4.3)	12.7 (1.55–104)	0.0046
< 4 units/8 weeks	37/46 (80.4)	8/20 (40.0)	6.17 (1.95–19.5)	0.0013
Baseline serum EPO (U/L)				
< 100	23/51 (45.1)	7/31 (22.6)	2.82 (1.03–7.71)	0.0413
100 to < 200	14/37 (37.8)	2/19 (10.5)	5.17 (1.04–25.9)	0.0338
200–500	17/43 (39.5)	1/15 (6.7)	9.15 (1.10–76.2)	0.0188
Age group				
≤ 64 years	17/29 (58.6)	3/16 (18.8)	6.14 (1.43–26.3)	0.0108
65–74 years	23/72 (31.9)	4/29 (13.8)	2.93 (0.91–9.41)	0.0635
≥ 75 years	18/52 (34.6)	3/31 (9.7)	4.94 (1.32–18.5)	0.0120
Gender				
Male	32/94 (34.0)	4/50 (8.0)	5.94 (1.96–18.0)	0.0006
Female	26/59 (44.1)	6/26 (23.1)	2.63 (0.92–7.48)	0.0673
Time since initial diagnosis at baseline				
≤ 2 years	14/40 (35.0)	3/19 (15.8)	2.87 (0.71–11.6)	0.1312
> 2–5 years	30/62 (48.4)	4/34 (11.8)	7.03 (2.21–22.3)	0.0004
> 5 years	14/51 (27.5)	3/23 (13.0)	2.52 (0.65–9.83)	0.1756
Baseline IPSS-R risk				
Very Low or Low	48/127 (37.8)	9/63 (14.3)	3.65 (1.65–8.05)	0.0009
Intermediate	10/25 (40.0)	1/13 (7.7)	8.00 (0.89–71.6)	0.0398
Baseline platelet count				
< 100 × 10^9/L	2/8 (25.0)	1/6 (16.7)	1.67 (0.11–24.3)	0.7171
100–400 × 10^9/L	42/128 (32.8)	8/61 (13.1)	3.24 (1.41–7.42)	0.0042
> 400 × 10^9/L	14/17 (82.4)	1/9 (11.1)	37.3 (3.31–422)	0.0006


0
0.1
0.25
0.5
2
10
20
100
1,500
Favors placebo
Favors luspatercept

OR, odds ratio.

American Society *of* Hematology

MEDALIST Trial Duration of RBC-TI Response in Primary Endpoint Responders 1.0 Median duration (weeks) (95% CI): 30.6 (20.6–40.6) vs 13.6 (9.1–54.9) 0.9 Luspatercept 0.8 Placebo 0.7 Censored 0.6 0.5 RBC-TI 0.4 0.3 0.2 0.1 Probability Probability of Maintaining 0 0 10 20 30 40 50 60 70 80 90 100 110 120 Duration of RBC-TIa (week) Number of patients Luspatercept 58 49 37 29 22 18 10 6 3 2 1 1 0 Placebo 10932220 a During indicated treatment period. Patients who maintained RBC-TI at the time of analysis are censored.

MEDALIST Trial Secondary Endpoint: Erythroid Response (HI-E) Luspatercept Placebo (n = 153) (n = 76) Achieved HI-Ea (weeks 1–24), n (%) 81 (52.9) 9 (11.8) Reduction of ≥ 4 RBC units/8 weeks (baseline transfusion burden ≥ 4 units/8 weeks) 52/107 (48.6) 8/56 (14.3) Hb increase of ≥ 1.5 g/dL (baseline transfusion burden < 4 units/8 weeks) 29/46 (63.0) 1/20 (5.0) 95% CI 44.72–61.05 5.56–21.29 P valueb <0.0001 Achieved HI-Ea (weeks 1–48), n (%) 90 (58.8) 13 (17.1) Reduction of ≥ 4 RBC units/8 weeks (baseline RBC transfusion burden ≥ 4 units/8 weeks) 58/107 (54.2) 12/56 (21.4) Hb increase of ≥ 1.5 g/dL (baseline RBC transfusion burden < 4 units/8 weeks) 32/46 (69.6) 1/20 (5.0) 95% CI 50.59–66.71 9.43–27.47 P valueb <0.0001 a Defined as the proportion of patients meeting the HI-E criteria per IWG 2006 criteria (Cheson et al. 2006) sustained over a consecutive 56-day period during the indicated treatment period. b Luspatercept compared with placebo, Cochran–Mantel–Haenszel test.

MEDALIST Trial Change3 in Hemoglobin Concentration Responder receiving luspatercept Non-responder receiving luspatercept Placebo 2 1 SE) FromBaseline (g/dL) ± 0 P <0.0001 -1 11/5/2018Baseline 1 211/26/20183 12/17/20186 1/7/2019912 1/28/201913 2/18/201915 3/11/2019 18 4/1/2019 21 4/22/201924 Hb MeanChange( Analysis Week Visit • Median peak hemoglobin increase in luspatercept responders: 2.55 g/dL (1–4.1 g/dL) Number of patients Respondera 24 36 55 53 52 50 42 47 50 42 45 153 Non-responder 33 51 61 52 60 53 34 45 56 48 35 Placebo 76 32 36 41 47 44 52 29 44 47 44 32 a LS mean difference (95% CI) for luspatercept responders versus placebo: 1.08 (0.84, 1.31), P < 0.0001. Only patients with RBC-TI ≥ 8 weeks during weeks 1–24 are included. Hb measurement was excluded within 14 days after a RBC transfusion unless within 3 days prior to another RBC transfusion. Mean and SE were not calculated if the number of patients was < 8 in the luspatercept non-responder group or < 4 in the placebo group. SE, standard error.

MEDALIST Trial Safety Summary Luspatercept Placebo (n = 153) (n = 76) Patients with ≥ 1 TEAE, n (%) 150 (98.0) 70 (92.1) Patients with ≥ 1 serious TEAE 48 (31.4) 23 (30.3) Patients with ≥ 1 Grade 3 or 4 TEAE 65 (42.5) 34 (44.7) Patients with TEAEs leading to deatha 5 (3.3) 4 (5.3) Patients with ≥ 1 TEAE causing discontinuation, n (%) 13 (8.5) 6 (7.9) • Progression to AML occurred in 4 patients (3/153 [2.0%] in the luspatercept arm; 1/76 [1.3%] in the placebo arm) a In luspatercept arm: sepsis (n = 2), multiple organ dysfunction syndrome, renal failure, and hemorrhagic shock; in placebo arm: sepsis, urosepsis, general physical health deterioration, and respiratory failure. TEAE, treatment-emergent adverse event.

MEDALIST Trial Conclusions • In lower-risk, RS-positive MDS, treatment with luspatercept resulted in a significantly higher percentage of patients who achieved RBC-TI, major RBC transfusion reduction, or hemoglobin increase, compared with placebo • Erythroid responses are durable, with approximately 40% of patients achieving RBC-TI sustained at 12 months of treatment • Luspatercept was well tolerated in this patient population • Luspatercept is a potential new therapy for the treatment of patients with lower-risk, RS-positive MDS with RBC transfusion-dependent anemia

Maria Domenica Cappellini, M.D. Chief of the Internal Medicine Unit, Professor of Internal Medicine, University of Milan; Chief of the Rare Disease Centre at the Policlinico Hospital IRCCS Foundation Ca’ Granda, Milan, Italy 21

The BELIEVE Trial: Results of a Phase 3, Randomized, Double-Blind, Placebo-Controlled Study of Luspatercept in Adult Beta-Thalassemia Patients Who Require Regular Red Blood Cell (RBC) Transfusions Maria Domenica Cappellini, Vip Viprakasit, Ali Taher, Pencho Georgiev, Kevin H.M. Kuo, Thomas Coates, Ersi Voskaridou, Hong Keng Liew, Idit Pazgal-Kobrowski, Gianluca Forni, Silverio Perrotta, Abderrahim Khelif, Ashutosh Lal, Antonis Kattamis, Efthymia Vlachaki, Raffaella Origa, Yesim Aydınok, Mohamed Bejaoui, P. Joy Ho, Lee Ping Chew, Ping Chong Bee, Soo Min Lim, Meng-Yao Lu, Adisak Tantiworawit, Penka Ganeva, Liana Gercheva, Farrukh Shah, Ellis J. Neufeld, Abderrahmane Laadem, Jeevan K. Shetty, Jun Zou, Dimana Miteva, Tatiana Zinger, Peter G. Linde, Matthew L. Sherman, Olivier Hermine, John Porter, Antonio Piga Presented at the 60th Annual Meeting of the American Society of Hematology (ASH); December 1–4, 2018; San Diego, CA, USA.

BELIEVE Trial BACKGROUND • β-thalassemia is a hereditary hemoglobinopathy due to a globin chain synthesis production defect, leading to ineffective erythropoiesis and anemia1–3 • Currently the standard of care for management of β-thalassemia is life-long red blood cell transfusions and iron chelation • In spite of iron chelation therapy, many patients experience multiple morbidities due to iron toxicity, including increased mortality • Therefore, there is a need for new treatment options for patients with β-thalassemia to reduce the dependence on transfusions and the associated morbidities4 1. Higgs DR, et al. Lancet. 2012;379:373-383. 2. Camaschella C, Nai A. Br J Haematol. 2016;172:512-523. 3. Taher AT, et al. Lancet. 2018;391:155-167. The BELIEVE Trial studied adult patients. 4. Taher AT, et al. Blood. 2018;132:1781-1791.

BELIEVE Trial

A RANDOMIZED, DOUBLE-BLIND, PLACEBO-CONTROLLED, PHASE 3 STUDY



β-thalassemia[a] patients ≥ 18 years, requiring regular RBC transfusions (defined as: 6–20 RBC units in the 24 weeks prior to randomization with no ≥ 35-day transfusion-free period during that time) (N = 336)
Randomized 2:1
Luspatercept[b] 1 mg/kg s.c. every 21 days + BSC (n = 224)
May be titrated up to 1.25 mg/kg
Placebo[b] s.c. every 21 days + BSC (n = 112)
Current study status[c]
Study unblinding
Open-label (up to 5 years)
Post-treatment follow-up (3 years)
12-week period historical transfusions
12-week period screening / run-in transfusions
Double-blind period (48 weeks)
Crossover permitted

[a] β-thalassemia or hemoglobin E / β-thalassemia (β-thalassemia with mutation and / or multiplication of α-globin was allowed. [b] RBC transfusions and iron chelation therapy to maintain each patient's baseline hemoglobin level. [c] The trial is fully enrolled and patients continue to receive treatment or follow-up.
BSC, best supportive care; RBC, red blood cell; s.c., subcutaneously.
The BELIEVE Trial studied adult patients.

BELIEVE Trial PRIMARY ENDPOINT MET: RATE OF ERYTHROID RESPONSE A significantly greater proportion of luspatercept-treated patients achieved a ≥ 33% reduction from baseline in transfusion burden during weeks 13 to 24 Luspatercept 30 Placebo P < 0.0001 (OR 5.79, 95% CI 2.24–14.97) 25 20 15 21.4% (n = 48) 10 Patients Achieving ≥ 33% 33% ≥ Achieving Patients 5 Transfusion Burden Reduction (%) Reduction Burden Transfusion 4.5% (n = 5) 0 Luspatercept Placebo (n = 224) (n = 112) CI, confidence interval; OR, odds ratio. The BELIEVE Trial studied adult patients.

BELIEVE Trial

PRIMARY ENDPOINT: SUBGROUP ANALYSIS FAVORS LUSPATERCEPT

Sub-groups	Luspatercept n/N (%)	Placebo n/N (%)	OR (95% CI)	P value
Overall	48/224 (21.4)	5/112 (4.5)	5.79 (2.24, 14.97)	< 0.0001
Region: North America & Europe	23/100 (23.0)	1/51(2.0)	14.94 (1.95, 114.12)	0.0009
Region: Middle East & North Africa	11/52 (21.2)	2/26 (7.7)	3.22 (0.66, 15.77)	0.1351
Region: Asia–Pacific	14/72 (19.4)	2/35 (5.7)	3.98 (0.85, 18.62)	0.0629
Age: ≤ 32 years	22/129 (17.1)	4/63 (6.3)	3.00 (0.98, 9.20)	0.0476
Age: > 32 years	26/95 (27.4)	1/49 (2.0)	17.50 (2.27, 134.98)	0.0004
Splenectomy: Yes	31/129 (24.0)	2/65 (3.1)	9.72 (2.22, 42.53)	0.0003
Splenectomy: No	17/95 (17.9)	3/47 (6.4)	2.94 (0.81, 10.69)	0.0918
Sex: Female	35/132 (26.5)	4/63 (6.3)	5.33 (1.80, 15.80)	0.0011
Sex: Male	13/92 (14.1)	1/49 (2.0)	8.05 (1.01, 64.16)	0.0218
β-thalassemia Gene: β^0/β^0	9/68 (13.2)	2/35 (5.7)	2.54 (0.48, 13.51)	0.2708
β-thalassemia Gene: Non-β^0/β^0	39/155 (25.2)	3/77 (3.9)	8.35 (2.47, 28.23)	< 0.0001
Baseline Transfusion Burden: ≤ 6 units/12 weeks	27/112 (24.1)	3/56 (5.4)	5.61 (1.60, 19.65)	0.0033
Baseline Transfusion Burden: > 6 units/12 weeks	21/112 (18.8)	2/56 (3.6)	6.16 (1.38, 27.44)	0.0082
Baseline Hemoglobin: < 9 g/dL	22/87 (25.3)	4/51 (7.8)	3.78 (1.25, 11.42)	0.0128
Baseline Hemoglobin: ≥ 9 g/dL	26/137 (19.0)	1/61 (1.6)	14.17 (1.85, 108.79)	0.0012
Baseline Liver Iron: ≤ 3 mg/g dry weight	12/70 (17.1)	1/37 (2.7)	7.18 (0.88, 58.63)	0.0335
Baseline Liver Iron: > 3 to ≤ 7 mg/g dry weight	13/51 (25.5)	0/30 (0)	Infinity	0.0053
Baseline Liver Iron: > 7 to ≤ 15 mg/g dry weight	10/38 (26.3)	1/19 (5.3)	5.41 (0.67, 43.34)	0.0741
Baseline Liver Iron: > 15 mg/g dry weight	13/65 (20.0)	3/26 (11.5)	1.79 (0.47, 6.78)	0.3831


0.1
1
10
100
Favors placebo
Favors luspatercept

The BELIEVE Trial studied adult patients.

BELIEVE Trial ALL KEY SECONDARY ENDPOINTS MET: RATES OF ERYTHROID RESPONSE A significantly greater proportion of luspatercept-treated patients achieved clinically meaningful reductions in transfusion burden of ≥ 33% and ≥ 50% 30 Luspatercept P < 0.0001a 25 Placebo 20 P = 0.0017c 15 P = 0.0303b 10 19.6 Burden Reduction (%) Reduction Burden 5 10.3 7.6 1.8 Patients Achieving Transfusion Achieving Patients 3.6 0.9 0 ≥ 33% ≥ 50% ≥ 50% (from week 37 to 48) (from week 13 to 24) (from week 37 to 48) • The least squares mean change in transfusion burden from baseline to weeks 13–24 (luspatercept versus placebo) was −1.35 RBC units/12 weeks (95% CI −1.77 to −0.93; P < 0.0001) a OR 6.44, 95% CI 2.27–18.26. b OR 4.55, 95% CI 1.03–20.11. c OR 11.92, 95% CI 1.65–86.29. The BELIEVE Trial studied adult patients.

BELIEVE Trial REDUCTION IN TRANSFUSION BURDEN DURING ANY 12- AND 24-WEEK INTERVAL During any 12- or 24-week interval, a significantly greater proportion of luspatercept-treated patients achieved clinically meaningful reductions in transfusion burden of ≥ 33% and ≥ 50% Any 12-week interval Any 24-week interval 100 100 Luspatercept P < 0.0001a Placebo 80 80 60 60 P < 0.0001b P < 0.0001c 40 40 P < 0.0001d 70.5 Burden Reduction (%) Reduction Burden 20 40.2 (%) Reduction Burden 20 41.1 16.5 29.5 6.3 Patients Achieving Transfusion Achieving Patients Patients Achieving Transfusion Transfusion Achieving Patients 2.7 0.9 0 0 ≥ 33% ≥ 50% ≥ 33% ≥ 50% a OR 5.69, 95% CI 3.46–9.35. b OR 9.95, 95% CI 4.44–22.33. c OR 25.02, 95% CI 7.76–80.71. d OR 20.37, 95% CI 2.86–144.94. The BELIEVE Trial studied adult patients.

BELIEVE Trial ADDITIONAL ENDPOINTS: IRON PARAMETERS Luspatercept Placebo LS Mean of 95% CI P Value (n = 224) (n = 112) Difference Mean change from baseline at week 48 Serum ferritin, μg/L (SD) −245 (780) 105 (521) −340 −502, −177 < 0.0001 LIC, mg/g dry weight (SD) 0.10 (5.760) 0.08 (5.229) 0.11 −1.16, 1.38 0.8685 Myocardial iron by T2*, ms (SD) −1.83 (15.084) 0.02 (6.843) −2.39 −4.67, −0.12 0.0391 SD, standard deviation. The BELIEVE Trial studied adult patients.

BELIEVE Trial SAFETY SUMMARY Luspatercept Placebo Treatment-Emergent Adverse Events, n (%) (n = 223a) (n = 109a) Patients with at least 1 TEAE (any grade) 214 (96.0) 101 (92.7) Patients with at least 1 grade TEAE (grade ≥ 3)b 65 (29.1) 17 (15.6) Patients with at least 1 serious TEAEc 34 (15.2) 6 (5.5) Patients with at least 1 TEAE resulting in the following: Deathd 01 (0.9) Study drug discontinuation 12 (5.4) 1 (0.9) a Safety population. b No one organ class or system was predominant.c Anemia was the only serious TEAE occurring in > 1% of patients in either arm (luspatercept, n = 3 [1.4%]; placebo, n = 0 [0%]). d TEAE of acute cholecystitis resulted in death in 1 of 109 (0.9%) placebo patients; no luspatercept-treated patients died due to TEAEs. TEAE, treatment-emergent adverse event. The BELIEVE Trial studied adult patients.

BELIEVE Trial TEAEs BY FREQUENCY ≥ 10% IN EITHER ARM (ALL GRADES) Luspatercept Placebo n (%) (n = 223a) (n = 109a) Back pain 61 (27.4) 32 (29.4) Upper respiratory tract infection 59 (26.5) 36 (33.0) Headache 58 (26.0) 26 (23.9) Bone pain 44 (19.7) 9 (8.3) Arthralgia 43 (19.3) 13 (11.9) Pyrexia 36 (16.1) 23 (21.1) Cough 32 (14.3) 12 (11.0) Fatigue 30 (13.5) 14 (12.8) Oropharyngeal pain 28 (12.6) 12 (11.0) Diarrhea 27 (12.1) 11 (10.1) Dizziness 25 (11.2) 5 (4.6) Asthenia 22 (9.9) 11 (10.1) Myalgia 22 (9.9) 11 (10.1) Pharyngitis 20 (9.0) 13 (11.9) a Safety population. The BELIEVE Trial studied adult patients.

BELIEVE Trial GRADE 3–4 TEAEs BY FREQUENCY ≥ 1% IN EITHER ARM Luspatercept Placebo n (%) (n = 223a) (n = 109a) Anemia 7 (3.1) 0 Increased LIC 6 (2.7) 1 (0.9) Hyperuricemia 6 (2.7) 0 Hypertension 4 (1.8) 0 Syncope 4 (1.8) 0 Back pain 3 (1.3) 1 (0.9) Bone pain 3 (1.3) 0 Blood uric acid increased 3 (1.3) 0 Increased AST 3 (1.3) 0 Increased ALT 2 (0.9) 3 (2.8) Thromboembolic eventsb 2 (0.9) 0 • In total, thromboembolic events (all grades) were reported in 8/223 (3.6%) luspatercept-treated patients (deep venous thrombosis, pulmonary embolism, portal vein thrombosis, ischemic stroke, thrombophlebitis, superficial phlebitis) and 1/109 (0.9%) placebo-treated patients (phlebitis). In all cases, patients had multiple risk factors for thromboembolic events a Safety population. b Thromboembolic events included as a TEAE of interest; other events occurring in < 1% of patients are not shown. ALT, alanine aminotransferase; AST, aspartate aminotransferase. The BELIEVE Trial studied adult patients.

BELIEVE Trial CONCLUSIONS • Luspatercept showed a statistically significant improvement in the primary endpoint of ≥ 33% reduction in transfusion burden compared with placebo • Statistical significance was also demonstrated with luspatercept versus placebo for all key secondary endpoints, including ≥ 33% and ≥ 50% reductions in transfusion burden • Luspatercept showed a statistically significant and clinically meaningful reduction in transfusion burden compared with placebo during any 12 or 24 weeks in the study period • Luspatercept was generally well tolerated in this patient population • Luspatercept is a potential new treatment for adult patients with β-thalassemia who require regular RBC transfusions The BELIEVE Trial studied adult patients.

Habib Dable Chief Executive Officer

ASH 2018 Takeaways Low-to-Intermediate Risk MDS, RS+ β-Thalassemia, Transfusion-Dependent ƒ Unmet Medical Need: High disease burden with no approved agents for anemia ƒ Positive Results: Luspatercept met all primary and key secondary endpoints ƒ Duration and Safety: Durable responses with an appropriate safety profile 35

Additional Luspatercept Trials Underway Phase 3 Lower-Risk MDS, First-line ƒ Enrolling up to 350 patients Phase 2 Phase 2 β-Thalassemia, Non-Transfusion- Monotherapy / Combination Therapy Dependent ƒ Enrolling up to 150 patients ƒ Enrolling up to 70 patients 36

A Potential Platform Treatment for Chronic Anemias Potential US/EU Addressable Patient Population: >120K Second-line MDS (RS+) Beta-Thalassemia (TD) >40K PATIENTS >20K PATIENTS Myelofibrosis First-line MDS Beta-Thalassemia (NTD) >25K PATIENTS >20K PATIENTS >15K PATIENTS Additional anemia indications being evaluated and prioritized for future clinical trials 37

Collaborating for Over 10 Years in Hematology Worldwide Royalty Program Costs Low- to mid-20% 100% Celgene funded Milestones Co-Promote $185M outstanding North America 38

Upcoming Luspatercept Corporate Priorities HEMATOLOGY ƒ Luspatercept – Regulatory application submissions in US and EU in 1H 2019 – MEDALIST and BELIEVE Phase 3 trial results publication in 2019 – Myelofibrosis Phase 2 trial preliminary topline results in 2H 2019 – BEYOND Phase 2 trial preliminary topline results in 2020 – COMMANDS Phase 3 trial patient enrollment – Actively evaluating additional diseases associated with anemia for future clinical development 39

ASH 2018: Q&A Session Habib Dable Chief Executive Officer Alan F. List, M.D. Moffitt Cancer Center Nica Cappellini, M.D. University of Milan Robert Zeldin, M.D. Chief Medical Officer John Quisel, Ph.D., J.D. Chief Business Officer Sujay Kango Chief Commercial Officer Todd James, IRC VP, Investor Relations and Corp. Comm. 40

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